Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com
Fourth Consecutive Record Year at Six Flags
Revenue Climbs 7 Percent and Adjusted EBITDA1 19 Percent in Fourth Quarter 2013
GRAND PRAIRIE, Texas — February 19, 2014 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced its fourth consecutive year of record financial performance as it generated a company-high $404 million of Adjusted EBITDA1 in 2013, representing a $21 million or 6 percent increase over 2012. On a comparable basis, after adjusting for the September 2012 divestiture of its minority interest in dick clark productions2, Adjusted EBITDA increased $27 million or 7 percent over prior year.
“Strategic focus and excellent execution have been the key drivers of our fourth year of record financial performance,” said Jim Reid-Anderson, Chairman, President and CEO. “With 2013 guest-satisfaction scores also at a record high, our guests recognize we are providing innovative rides and attractions, superb service, and great value for their money. We are well-positioned as we enter the 2014 season and remain focused on delivering our target of $500 million of Modified EBITDA by 2015, equating to almost $3 of cash earnings per share.”
Full year revenue grew 4 percent to $1.1 billion due to higher admissions, in-park, sponsorship and accommodations revenue. In addition, due to the company’s success in delivering excellent value and upselling guests to season passes and memberships, annual attendance for 2013 grew 2 percent to 26.1 million guests. Season pass and membership attendance mix increased to 48 percent from 44 percent in 2012.
Total guest spending per capita in 2013 increased 2 percent over 2012 to $40.18 despite a higher mix of season pass holder and membership attendance. Admissions per capita for the year increased 3 percent or $0.62 to $23.03 while in-park spending per capita grew 1 percent to $17.15.
Cash Earnings Per Share3 of $2.45 increased 13 percent or 29 cents after adjusting for the June 2013 two-for-one stock split. Modified EBITDA4 in 2013 was $444 million and Modified EBITDA margin improved to a new industry high of 40.0 percent.
Diluted earnings per share for 2013 was $1.18 versus $3.30 in 2012. On a comparable basis, full year 2013 diluted earnings per share grew 73 cents or 162 percent after adjusting for the 2012 favorable impact of the $249 million partial reversal of the net operating loss carryforward valuation allowance and the $67 million gain on sale of our equity interest in dick clark productions.
In the fourth quarter 2013, Adjusted EBITDA improved $6 million or 19 percent to a record $36 million while revenue grew 7 percent. The revenue improvement was primarily due to an 8 percent increase in admissions revenue and a 7 percent increase in in-park revenue. Fourth quarter guest spending per capita was up 6 percent to $37.99, which included a 7 percent or $1.32 increase in admissions per capita and a 5 percent or $0.86 increase in in-park revenue per capita. Fourth quarter attendance was 3.7 million guests.
For the fourth quarter 2013, Cash Earnings Per Share was $0.15, up from a loss of 2 cents in 2012.
Diluted earnings per share for the fourth quarter 2013 was $0.13 versus $1.40 in the same quarter 2012. On a comparable basis, which includes adjusting 2012 for the $249 million valuation reserve reversal referenced above, fourth quarter 2013 diluted earnings per share grew $1.00.
In 2013 the company invested $102 million, or 9 percent of revenue, in new capital. It also returned $700 million to shareholders by paying $176 million, or $1.82 per share, of dividends and buying $524 million, or 15.5 million shares, of its common stock at an average per-share price of $33.76. In the fourth quarter the company paid $45 million in dividends, or $0.47 per share, and repurchased $20 million, or 0.5 million shares.
As a result of continued strength in season pass and membership sales, deferred revenue as of December 31, 2013 increased to $60 million, representing an $8 million or 15 percent increase over December 31, 2012.
Net Debt 5 as of December 31, 2013 was $1,231 million, which translates to a 3.0 times net leverage ratio.

Conference Call
At 8:00 a.m. Central Time today, the company will host a conference call to discuss its fourth quarter and full year 2013 financial performance. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-855-859-2056 or +1-404-537-3406 through February 26, 2014.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For 53 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, unionization activities and labor disputes, laws and regulations affecting labor and employee benefit costs, including potential increases in state and federally mandated minimum wages, and healthcare reform, pending, threatened or future legal proceedings and the significant expenses associated with litigation, cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.
Footnotes

(1)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)
The company’s noncontrolling interest in dick clark productions, which was divested on September 28, 2012, generated $5.4 million, $1.9 million, $3.3 million and $0.3 million of Adjusted EBITDA for the company in Q4 2011, Q1 2012, Q2 2012 and Q3 2012, respectively.

(3)
Cash EPS (or Cash Earnings Per Share), which is defined as Free Cash Flow, as described in Note 6 to the following financial statements, divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(4)	See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(5)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

Six Flags Entertainment Corporation
(In Thousands, Except Per Share Amounts)

Statement of Operations Data (1)	Three Months Ended December 31,
	2013	2012
Theme park admissions	$78,911	$73,018
Theme park food, merchandise and other	62,200	58,222
Sponsorship, licensing and other fees	10,115	9,901
Accommodations revenue	2,962	2,778
Total revenue	154,188	143,919
Operating expenses (excluding depreciation and amortization shown separately below)	76,556	72,227
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	31,093	31,842
Costs of products sold	11,122	10,025
Depreciation	27,271	31,720
Amortization	3,597	3,603
Stock-based compensation	5,538	17,991
Loss on disposal of assets	1,620	458
Gain on sale of investee	—	(278)
Interest expense, net	18,565	12,390
Loss on debt extinguishment	789	587
Other expense, net	37	317
Loss from continuing operations before reorganization items, income taxes and discontinued operations	(22,000)	(36,963)
Reorganization items, net	—	460
Loss from continuing operations before income taxes and discontinued operations	(22,000)	(37,423)
Income tax benefit	(34,760)	(192,606)
Income from continuing operations before discontinued operations	12,760	155,183
Income from discontinued operations	549	116
Net income	13,309	155,299
Less: Net income attributable to noncontrolling interests	6	455
Net income attributable to Six Flags Entertainment Corporation	$13,315	$155,754

Per share - basic:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$0.13	$1.46
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	0.01	—
Net income attributable to Six Flags Entertainment Corporation common stockholders	$0.14	$1.46

Per share - diluted:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$0.12	$1.40
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	0.01	—
Net income attributable to Six Flags Entertainment Corporation common stockholders	$0.13	$1.40

Weighted average shares outstanding - basic	95,070	106,998
Weighted average shares outstanding - diluted	98,661	110,928

Six Flags Entertainment Corporation
(In Thousands, Except Per Share Amounts)

Statement of Operations Data (1)	Year Ended December 31,
	2013	2012
Theme park admissions	$602,204	$576,708
Theme park food, merchandise and other	448,547	437,382
Sponsorship, licensing and other fees	42,179	39,977
Accommodations revenue	17,000	16,265
Total revenue	1,109,930	1,070,332
Operating expenses (excluding depreciation and amortization shown separately below)	417,482	411,679
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	162,184	163,000
Costs of products sold	86,663	80,169
Depreciation	113,682	132,397
Amortization	14,393	15,648
Stock-based compensation	27,034	62,875
Loss on disposal of assets	8,579	8,105
Gain on sale of investee	—	(67,319)
Interest expense, net	74,145	46,624
Equity in loss of investee	—	2,222
Loss on debt extinguishment	789	587
Other expense, net	1,234	612
Restructure recovery	—	(47)
Loss from continuing operations before reorganization items, income taxes and discontinued operations	203,745	213,780
Reorganization items, net	(180)	2,168
Loss from continuing operations before income taxes and discontinued operations	203,925	211,612
Income tax expense (benefit)	47,601	(184,154)
Income from continuing operations before discontinued operations	156,324	395,766
Income from discontinued operations	549	7,273
Net income	156,873	403,039
Less: Net income attributable to noncontrolling interests	(38,321)	(37,104)
Net income attributable to Six Flags Entertainment Corporation	$118,552	$365,935

Per share - basic:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$1.21	$3.33
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	0.01	0.07
Net income attributable to Six Flags Entertainment Corporation common stockholders	$1.22	$3.40

Per share - diluted:
Income from continuing operations attributable to Six Flags Entertainment Corporation common stockholders	$1.17	$3.23
Income from discontinued operations attributable to Six Flags Entertainment Corporation common stockholders	0.01	0.07
Net income attributable to Six Flags Entertainment Corporation common stockholders	$1.18	$3.30

Weighted average shares outstanding - basic	96,940	107,684
Weighted average shares outstanding - diluted	100,371	110,936

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the three months ended December 31, 2013 and 2012 (in thousands):

	Three Months Ended December 31,
	2013	2012
Net income	$13,309	$155,299
Income from discontinued operations	(549)	(116)
Income tax benefit	(34,760)	(192,606)
Reorganization items, net	—	460
Other expense, net	37	317
Loss on debt extinguishment	789	587
Interest expense, net	18,565	12,390
Loss on disposal of assets	1,620	458
Gain on sale of investee	—	(278)
Amortization	3,597	3,603
Depreciation	27,271	31,720
Stock-based compensation	5,538	17,991
Impact of Fresh Start valuation adjustments (2)	152	255
Modified EBITDA (3)	35,569	30,080
Third party interest in EBITDA of certain operations (4)	(3)	(122)
Adjusted EBITDA (3)	35,566	29,958
Cash paid for interest, net	(6,619)	(11,449)
Capital expenditures	(12,671)	(19,374)
Cash taxes (5)	(2,321)	(1,243)
Free Cash Flow (6)	$13,955	$(2,108)

Weighted average shares outstanding - basic	95,070	106,998

Cash Earnings (Loss) Per Share	$0.15	$(0.02)
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the years ended December 31, 2013 and 2012 (in thousands):

	Year Ended December 31,
	2013	2012
Net income	$156,873	$403,039
Income from discontinued operations	(549)	(7,273)
Income tax expense (benefit)	47,601	(184,154)
Restructure recovery	—	(47)
Reorganization items, net	(180)	2,168
Other expense, net	1,234	612
Loss on debt extinguishment	789	587
Equity in loss of investee	—	2,222
Interest expense, net	74,145	46,624
Loss on disposal of assets	8,579	8,105
Gain on sale of investee	—	(67,319)
Amortization	14,393	15,648
Depreciation	113,682	132,397
Stock-based compensation	27,034	62,875
Impact of Fresh Start valuation adjustments (2)	594	993
Modified EBITDA (3)	444,195	416,477
Third party interest in EBITDA of certain operations (4)	(40,083)	(33,848)
Adjusted EBITDA (3)	404,112	382,629
Cash paid for interest, net	(51,349)	(41,713)
Capital expenditures	(101,853)	(98,495)
Cash taxes (5)	(13,768)	(9,435)
Free Cash Flow (6)	$237,142	$232,986

Weighted average shares outstanding - basic	96,940	107,684

Cash Earnings (Loss) Per Share	$2.45	$2.16

Balance Sheet Data (1)
(In Thousands)

Balance Sheet Data	December 31,
	2013	2012
Cash and cash equivalents (excluding restricted cash)	$169,310	$629,208
Total assets	2,607,814	3,056,391

Deferred income	60,443	52,703
Current portion of long-term debt	6,269	6,240
Long-term debt (excluding current portion)	1,394,334	1,398,966

Redeemable noncontrolling interests	437,569	437,941

Total equity	373,337	888,666

Shares outstanding	94,857	107,638

(1)
Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP. Amounts have been recast to reflect the June 2013 stock split and reflect corrected valuation allowance amounts.

(2)
Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied. Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)
“Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company's performance. The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

"Adjusted EBITDA", a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”) of which the Company purchased the noncontrolling interests from its partners in the Lodge in 2013) plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)
Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned. The Company purchased the noncontrolling interests from its partners in the Lodge in 2013 and sold its interest in dick clark productions, inc. in September 2012.

(5)
Based on our current federal net operating loss carryforwards, we believe we will continue to pay minimal amounts for cash taxes for the next three to four years. Cash taxes paid represents statutory taxes paid, primarily in Mexico.

(6)
Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company's debt due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.